                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 7, 2000 relating to the financial statements and financial statement schedule of Royal Appliance Mfg. Co., which appear in Royal Appliance Mfg. Co.'s Annual Report on Form 10-K for the three years in the period ended December 31, 1999.

PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP
------------------------------

Cleveland, Ohio
April 27, 2000